UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2013

COMMAND CENTER, INC.
(Exact name of registrant as specified in its charter)

Washington	000-53088	91-2079472
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3773 West Fifth Avenue, Post Falls, Idaho	83854
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code: 208-773-7450

(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)           Appointment of Officer and new Director. On February 22, 2013, Command Center’s Board of Directors (the “Board”) named Frederick Sandford as Command Center’s President and Chief Executive Officer.

The Board believes that Mr. Sandford will bring strong executive management skills and business experience, demonstrated in prior executive-level positions.  Since 2005, he has served as an independent consultant to Silicon Valley venture capitalists and other corporations. From 2003-2005, he led the restructuring of The Environmental Trust, a land mitigation organization.  Prior to 2003, he was the president or managed various enterprises involved in  waste transportation, manufacturing, real estate portfolio management, and private security.   Mr. Sandford was awarded a full fellowship and earned his MBA from Cornell University in 1998.  He is a former US Navy SEAL. He earned a BA in Psychology from the University of Massachusetts at Amherst.

In connection with Mr. Sandford’s appointment on February 22, 2013, Command Center and Mr. Sandford entered into an Executive Employment Agreement (the “Agreement”).  The Agreement was approved by Command Center’s Board.

A summary of the key terms of the Agreement entered into with Mr. Sandford is as follows:

●
Mr. Sandford’s base salary will be $175,000, with an annual bonus opportunity under the terms and conditions of the Executive Bonus Plan.  Mr. Sandford is not guaranteed the payment of any annual bonus.

●	Mr. Sandford is also entitled to certain relocation expenses, travel and expense reimbursement, professional membership expenses, education expenses, and vacation.
●
As of the date of the Agreement, Mr. Sandford will be entitled to an initial grant of unvested options to acquire 1,500,000 shares of common stock. The options will vest in 4 equal annual installments of 375,000 options, effective beginning on the Vesting Commencement Date as set forth in the Notice of Stock Option Award.

●
In the event of a change in control (as defined in the Agreement), Mr. Sandford will continue to receive his Base Salary and Annual Bonus for 24 months after termination, together with vesting of all options granted pursuant to the Agreement.  In the event of termination without cause (as defined in the Agreement), Mr. Sandford would continue to receive his Base Salary for the longer of: 18 months following termination or the remainder of the then current Agreement.

●	Non competition and confidentiality provisions are applicable under the Agreement.

●
The Agreement was effective February 22, 2013 and continues for two years unless sooner terminated (the “Employment Term”).  On February 22, 2015, the Employment Term will automatically be extended for an additional two years unless either party gives written notice of intention not to extend the Employment Term.  Either Command Center or Mr. Sandford can terminate the Agreement at any time upon notice.

The foregoing description of the Agreement is qualified in its entirety by reference to the complete terms and conditions of such Agreement (a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K).

Item 9.01  Financial Statements and Exhibits

The Company’s press release dated February 26, 2013 announcing the appointment of Frederick J. Sandford is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is attached hereto as Exhibit 99.1.

Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

(d)               Exhibits

10.1	Executive Employment Agreement, dated February 22, 2013, between the Registrant and Frederick J. Sandford
99.1	Press Release issued by the Company on February 26, 2013

This Form 8-K may include statements that are “forward-looking statements.” There are risks that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K for the year ended December 28, 2011 filed with the SEC on April 9, 2012, and any subsequent filings with the SEC.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Command Center, Inc.

Date: February 27, 2013	By:	/s/ Ronald L. Junck
Name: Ronald L. Junck
Title: Executive Vice President and Secretary

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